EXHIBIT 21.(1)

NEW JERSEY RESOURCES CORPORATION

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION

New Jersey Natural Gas Company	New Jersey

NJR Service Corporation	New Jersey

NJR Energy Services Company	New Jersey
Subsidiaries:
NJR Storage Company	New Jersey
NJR Storage Partners (Limited Partnership)	New Jersey

NJR Capital Services Corporation (f/k/a NJR Development Corp.)	New Jersey
Subsidiaries:
NJR Energy Holdings Corporation	New Jersey
Subsidiary:
NJR Energy Corp.	New Jersey
Subsidiaries:
New Jersey Natural Resources Company	New Jersey
NJNR Pipeline Company	New Jersey
Natural Resources Compressor Company	New Jersey
NJR Investment Company	New Jersey
Commercial Realty & Resources Corp.	New Jersey
Paradigm Power, Inc.	New Jersey
Subsidiary:
Lighthouse One, Inc.	New York

NJR Retail Holdings Corporation	New Jersey
Subsidiaries:
NJR Natural Energy Company (f/k/a New Jersey Natural Energy Company)	New Jersey
NJR Home Services Company	New Jersey
NJR Plumbing Services, Inc.	New Jersey
NJR Power Services Corporation	New Jersey